Exhibit 99.1

FOR IMMEDIATE RELEASE Contact: MKR Investor Relations Inc. Todd Kehrli Analyst/Investor Contact (213) 277-5550 rfil@mkr-group.com

RF Industries Announces Agreement to Acquire Microlab RF Business Unit of Wireless Telecom Group

SAN DIEGO, CA, December 17, 2021 – RF Industries, Ltd, (NASDAQ: RFIL), a national manufacturer and marketer of interconnect products and systems, today announced it has entered into a definitive agreement to acquire Microlab LLC, the radio frequency components business of Wireless Telecom Group, Inc. (NYSE American: WTT), for an aggregate cash consideration of $24.25 million. The transaction, which was unanimously approved by the board of directors of both companies, is subject to various terms and conditions, including approval by Wireless Telecom Group’s shareholders. Wireless Telecom Group has agreed to file a proxy statement regarding the proposed transaction with the Security and Exchange Commission. Closing of the transaction is anticipated to occur in the first calendar quarter of 2022.

Microlab designs and manufactures high-performance RF and Microwave products enabling signal distribution and deployment of in-building DAS (distributed antenna systems), wireless base stations and small cell networks, and generated unaudited revenue of approximately $16 million and EBITDA of approximately $3.7 million for the twelve-month period ended 9/30/2021. RF Industries expects the transaction to be immediately accretive to its stand-alone financials and anticipates realizing meaningful operating synergies upon the integration of the Microlab business.

Robert Dawson, President and CEO of RF Industries, commented, “We are excited to announce the pending acquisition of Microlab. This acquisition is in line with our previously announced strategy for driving revenue growth both organically and through the acquisition of companies that give us access to new products that we can sell to our growing customer base and through our extensive distribution channel. Microlab’s products are known worldwide for their superior quality and performance and are considered the gold standard in RF and Microwave distribution systems. With our focus on the significant growth opportunities we expect to see in the small cell and DAS markets, we believe Microlab’s products will provide additional scale and opportunity for further revenue growth. We look forward to welcoming Microlab’s talented employees and customers to RF Industries.”

RF Industries intends to pay the purchase price with a combination of cash on hand and borrowings from a credit facility.

B. Riley Securities is serving as the financial advisor to RF Industries and DLA Piper is acting as legal advisor.

Craig-Hallum is serving as the financial advisor to Wireless Telecom Group and Bryan Cave Leighton Paisner LLP is acting as legal advisor.

About Microlab

Microlab, A Wireless Telecom Group Company, founded in 1949, designs and manufactures high-performance components such as dividers, directional couplers and filters. Microlab is located in Parsippany, New Jersey.

About RF Industries

RF Industries designs and manufactures a broad range of interconnect products across diversified, growing markets, including wireless/wireline telecom, data communications and industrial. The Company's products include RF connectors, coaxial cables, data cables, wire harnesses, fiber optic cables, custom cabling, energy-efficient cooling systems and integrated small cell enclosures. The Company is headquartered in San Diego, California with additional operations in Long Island, New York, Vista, California, Milford, Connecticut and North Kingstown, Rhode Island. Please visit the RF Industries website at www.rfindustries.com.

Forward-Looking Statements

This press release contains forward-looking statements with respect to future events, including satisfying transaction closing conditions, the accretive nature and anticipated synergies of the transaction, the significant growth opportunities in servicing small cell and DAS markets and opportunity for Microlab’s products to scale and provide revenue growth, which are subject to a number of factors that could cause actual results to differ materially. Factors that could cause or contribute to such differences include, but are not limited to: the duration and continuing impact of the coronavirus pandemic on the U.S. economy and the Company’s customers; changes in the telecommunications industry; the Company's reliance on certain distributors and customers for a significant portion of anticipated revenues; the impact of existing and additional future tariffs imposed by U.S and foreign nations; the Company's ability to execute on its new go-to-market strategies and channel models; its ability to expand its OEM relationships; its ability to continue to deliver newly designed and custom fiber optic and cabling products to principal customers; its ability to maintain strong margins and diversify its customer base; and its ability to address the changing needs of the market.  Further discussion of these and other potential risk factors may be found in the Company's public filings with the Securities and Exchange Commission (www.sec.gov) including its Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. All forward-looking statements are based upon information available to the Company on the date they are published, and the Company undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or new information after the date of this release.

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